Exhibit 99.1

Report of Independent Auditors

To the Board of Directors of ULVAC CRYOGENICS INCORPORATED

We have audited the accompanying consolidated financial statements of ULVAC CRYOGENICS INCORPORATED and its subsidiaries, which comprise the consolidated statement of financial position as of June 30, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended.

Management's Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ULVAC CRYOGENICS INCORPORATED and its subsidiaries as of June 30, 2017 and 2016, and the results of their operations and their cash flows for the year then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter

The accompanying consolidated statements of financial position of ULVAC CRYOGENICS INCORPORATED and its subsidiaries as of June 30, 2015, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the years then ended were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ PricewaterhouseCoopers Aarata LLC
Tokyo, Japan
November 17, 2017